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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-109345, 333-109346, 33-14531, No. 33-54483, No. 33-64998, No.
33-65440, No. 33-68336, No. 333-04775, No. 333-04823, No. 333-62087, No.
333-62103, No. 333-95409, No. 333-41328, No. 333-71502, No. 333-97713)
pertaining to employee equity compensation plans of Novell, Inc. of our report dated November 18, 2003, (except for Note T, as to which the date is January 20, 2004) with respect to the consolidated financial statements and schedule of Novell, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended October 31, 2003.

                                              /s/ ERNST & YOUNG LLP

San Jose, California
January 26, 2004